Exhibit 99.1

Contact:           Dan Yarbrough, Vice President of Investor Relations
(617) 912-2903
danyarbrough@orthofix.com

Orthofix International Announces
Q109 Preliminary Results and
Release Date for Final Results

•	Consolidated revenue totaled $129.0 million
•	Spine Implant & biologic revenue was $28.8 million
•	Reported EPS expected to be $0.14-$0.16 per diluted share
•	Final earnings release date & conference call set for May 6th

Boston, MA, Apr 17, 2009 – Orthofix International N.V., (NASDAQ:OFIX) (the Company) today announced preliminary results for the first quarter of 2009, indicating that the Company expects to report total revenue of approximately $129.0 million and earnings in the range of $0.14 to $0.16 per diluted share.  The Company’s spine implant and biologic businesses generated total revenue of approximately $28.8 million during the quarter.

“We were especially pleased with our preliminary first quarter results which included a negative foreign currency impact of approximately $5.1 million on total revenue and better than expected results at our spine implant and biologic businesses,” said Orthofix President and CEO Alan Milinazzo.

Orthofix also announced that it will host a conference call and webcast on Wednesday, May 6th at 4:30 PM Eastern Time to discuss the Company’s final results for the first quarter ended March 31, 2009, which will be released at approximately 4:00 PM that same day.

Interested parties may access the conference call by dialing (866) 626-7622 in the U.S. and Canada and (706) 758-3283 outside the U.S., and entering the conference ID 95863375.  A replay of the call will be available for one week by dialing (800) 642-1687 in the U.S. and (706) 645-9291 outside the U.S., and entering the conference ID 95863375. A webcast of the conference call may be accessed by going to the company’s website at www.orthofix.com, by clicking on the Investors link and then the Events and Presentations page.

About Orthofix International, N.V.

Orthofix International N.V., a global medical device company, offers a broad line of minimally invasive surgical, as well as non-surgical, products for the spine, orthopedic, and sports medicine market sectors that address the lifelong bone-and-joint health needs of patients of all ages, helping them achieve a more active and mobile lifestyle.  Orthofix’s products are widely distributed around the world to orthopedic surgeons, hospitals and patients via Orthofix’s sales representatives and its subsidiaries, including Breg, Inc. and Blackstone Medical, Inc.  In addition, Orthofix is collaborating in R&D partnerships with leading institutions such as the Musculoskeletal Transplant Foundation, the Orthopedic Research and Education Foundation, the Musculoskeletal Transplant Foundation, and the National Osteoporosis Institute.  For more information about Orthofix, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the expected sales of its products, including recently launched products, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to and interpretation of governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy, corporate development and market development activities, including acquisitions or divestitures, unexpected costs or operating unit performance related to recent acquisitions and other factors described in our annual report on Form 10-K and other periodic reports filed by the Company with the Securities and Exchange Commission.